Exhibit 24.1

INTERNATIONAL STEM CELL CORPORATION

Power of Attorney for Registration Statement

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, in our capacity as directors of International Stem Cell Corporation, a Delaware corporation (the “Company”), do constitute and appoint jointly and severally, Andrey Semechkin, Jay Novak and Simon Craw, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to the Company’s registration statement filed October 18, 2012 and to sign any registration statement and amendments thereto for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

I hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

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This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument

Signature:

/s/ Andrey Semechkin	Date: May 24, 2013
Andrey Semechkin

/s/ James Berglund	Date: May 24, 2013
James Berglund

/s/ Charles J. Casamento	Date: May 24, 2013
Charles J. Casamento

/s/ Paul V. Maier	Date: May 24, 2013
Paul V. Maier

/s/ Ruslan Semechkin	Date: May 24, 2013
Ruslan Semechkin

/s/ Donald A. Wright	Date: May 24, 2013
Donald A. Wright